Registration No. 33-49081
Registration No. 333-05715
Registration No. 333-108753

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-49081
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-05715
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108753

UNDER
THE SECURITIES ACT OF 1933

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0411980
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Address, including zip code, and telephone
number, including area code, of registrant's principal executive offices)

The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan

Deborah P. Majoras, Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
Deregistration of Securities

The Procter & Gamble Company (the "Company") is filing these post-effective amendments (the "Post-Effective Amendments") to the following registration statements on Form S-8 (each, a "Registration Statement", and collectively, the "Registration Statements") to deregister any and all shares of the Company's common stock, no par value (the "Common Stock") and plan participation interests, registered but unsold or otherwise unissued under each of the following Registration Statements as of the date hereof:

●
Registration Statement on Form S-8 (File No. 33-49081) pertaining to the registration of an aggregate of 800,000 shares of Common Stock for issuance under The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (the "Plan"), which was filed with the Securities and Exchange Commission (the "SEC") on October 2, 1992.

●
Registration Statement on Form S-8 (File No. 333-05715) pertaining to the registration of an aggregate of 3,000,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on June 11, 1996.

●
Registration Statement on Form S-8 (File No. 333-108753) pertaining to the registration of an aggregate of 2,000,000 shares of Common Stock for issuance under the Plan, which was filed with the SEC on September 12, 2003.

            Plan participants can no longer contribute their funds to purchase Company common stock under the Plan. Consequently, by filing these Post-Effective Amendments, the Company hereby terminates the offerings pursuant to the Registration Statements and removes from registration any and all shares of Common Stock and plan participation interests registered but unsold or otherwise unissued under each of the above Registration Statements as of the date hereof.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on November 10, 2015.  The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

THE PROCTER & GAMBLE COMPANY

By:    /s/Deborah P. Majoras
            Deborah P. Majoras
Secretary and Chief Legal Officer